As filed with the Securities and Exchange Commission on February 25, 2009
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
NICOR INC.
(Exact name of registrant as specified in its charter)

ILLINOIS	36-2855175
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
1844 Ferry Road
Naperville, Illinois 60563-9600
(630) 305-9500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Paul C. Gracey, Jr.
Senior Vice President, General Counsel and Secretary
Nicor Inc.
1844 Ferry Road
Naperville, Illinois 60563-9600
(630) 305-9500
(Name, address, including zip code, and telephone number, including area code, of agent for service)
     Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective, as the registrant shall determine in light of market conditions and other factors.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☑
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer ☑	Accelerated Filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class		Proposed maximum	Proposed maximum
of securities to be	Amount to be	offering price per	aggregate offering	Amount of
registered	registered	unit	price	registration fee
Common Stock, par value $2.50 per share	750,000 (1)	$29.66 (2)	$22,245,000 (2)	$874.23

(1)	Pursuant to Rule 416(a), the number of shares registered shall include an indeterminate number of additional shares of Common Stock that may become issuable as a result of stock splits, stock dividends, or similar transactions in accordance with anti-dilution provisions of the Amended and Restated Automatic Dividend Reinvestment and Stock Purchase Plan.

(2)	Estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Common Stock on the New York Stock Exchange on February 20, 2009, pursuant to Rule 457(c) under the Act.

PROSPECTUS
NICOR INC.
AMENDED AND RESTATED AUTOMATIC DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN
COMMON STOCK
($2.50 PAR VALUE)

This prospectus describes the Nicor Inc. (“Nicor”) Amended and Restated Automatic Dividend Reinvestment and Stock Purchase Plan (the “Plan”). The Plan provides holders of Nicor common stock, par value $2.50 per share (“Common Stock”) and preferred stock with a systematic, economic and convenient method of investing cash dividends from such Common Stock and preferred stock in additional shares of Common Stock. Under the Plan, Nicor stockholders may also make direct cash purchases of Common Stock in amounts of $50 or more, up to a total of $5,000 per month (amounts greater than $5,000 per month are accepted only at Nicor’s discretion). The shares of Common Stock purchased under the Plan may be newly issued shares, shares purchased in the open market or shares purchased in negotiated transactions. Nicor will pay all costs of administration of the Plan other than brokerage commissions. This prospectus relates to 750,000 shares of Common Stock covered by the Registration Statement of which this prospectus is a part.
The price of shares purchased under the Plan in the open market will be equal to the actual weighted average cost (including brokerage commissions) at which the shares are purchased on the open market by the independent purchasing agent appointed by Nicor. The price of newly issued shares will be the average of the high and low sale prices of Nicor Common Stock on the New York Stock Exchange as reported for the dividend payment or optional cash purchase date. If the dividend payment or optional cash purchase date is not a trading day, prices for the preceding trading day will be used. In any case, the price will not be less than the par value of the Common Stock.
The Common Stock is listed on the New York Stock Exchange and Chicago Stock Exchange, under the symbol “GAS.” The address of Nicor’s principal executive offices is 1844 Ferry Road, Naperville, Illinois 60563-9600, and the telephone number at that location is (630) 305-9500.
Investing in our securities involves risks. You should carefully consider the risk factors referred to on page 1 of this prospectus and set forth in the documents incorporated by reference herein before making any decision to invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 25, 2009.

RISK FACTORS
Risk Related to Investment in the Common Stock
There can be no assurance that Nicor will continue to pay dividends on its Common Stock.
Although Nicor has paid dividends on its Common Stock in the past, there can be no assurance that Nicor will pay dividends on its Common Stock at the same rate or at all in the future.
Risks Related to Nicor’s Business
Investing in our securities involves significant risks and uncertainties that may result in a loss of all or part of your investment. You should carefully review the risk factors contained under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2008, which risk factors are incorporated by reference in this prospectus, the information contained under the heading “Forward-Looking Statements” and other information incorporated by reference in this prospectus, before making an investment decision. These risks and uncertainties are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also adversely affect us. If any of such risks occur, our business, financial condition or results of operations could be materially harmed and you could lose all or part of your investment. Additional risks not presently known to us may also significantly impair our business operations and could result in a complete loss of your investment.
Prior to making a decision about investing in our securities, you should carefully consider the risk factors incorporated by reference in this prospectus, together with all other information appearing in, or incorporated by reference in, this prospectus.
FORWARD-LOOKING STATEMENTS
This prospectus and the documents we incorporate by reference in this prospectus includes certain forward-looking statements about the expectations of Nicor and its subsidiaries and affiliates. Although Nicor believes these statements are based on reasonable assumptions, actual results may vary materially from stated expectations. Such forward-looking statements may be identified by the use of forward-looking words or phrases such as “anticipate,” “believe,” “expect,” “intend,” “may,” “planned,” “potential,” “should,” “will,” “would,” “project,” “estimate,” “ultimate,” or similar phrases. Actual results may differ materially from those indicated in the company’s forward-looking statements due to the direct or indirect effects of legal contingencies (including litigation) and the resolution of those issues, including the effects of an Illinois Commerce Commission review, and undue reliance should not be placed on such statements.
Other factors that could cause materially different results include, but are not limited to, weather conditions; natural disasters; natural gas and other fuel prices; fair value accounting adjustments; inventory valuation; health care costs; insurance costs or recoveries; legal costs; borrowing needs; interest rates; credit conditions; economic and market conditions; accidents, leaks, equipment failures, service interruptions, environmental pollution, and other operating risks; tourism and construction in the Bahamas and Caribbean region; energy conservation; legislative and regulatory actions; tax rulings or audit results; asset sales; significant unplanned capital needs; future mercury-related charges or credits; changes in accounting principles, interpretations, methods, judgments or estimates; performance of major customers, transporters, suppliers and contractors; labor relations; and acts of terrorism.
Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this filing. Nicor undertakes no obligation to publicly release any revision to these forward-looking statements to reflect events or circumstances after the date of this filing.
ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “Commission”) relating to the shares of our Common Stock offered under the Plan. This prospectus does not include all of the information in the registration statement. The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us, the Plan and the Common Stock. You should read this prospectus and the registration statement containing this prospectus, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”
We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. This prospectus does not offer to sell or offer to buy any of the securities in any jurisdiction to any person where doing so is unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information in this prospectus is correct as of any time subsequent to the date hereof or that there has been no change in the affairs of the company since such date.
Unless otherwise indicated or unless the context requires otherwise, (i) all references in this prospectus to “the company,” “we,” “us,” “our,” or similar references mean Nicor Inc. and (ii) all references to “you” mean an existing plan participant or a prospective plan participant.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) which requires us to file reports and other information with the Commission.
You may read and copy any of these documents at the Commission’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may call the Commission at 1-800-SEC-0330 for more information about the public reference rooms. We file our reports and other information electronically with the Commission and you can access these documents from the Commission’s web site (http://www.sec.gov).
This prospectus contains summaries of provisions contained in some of the documents discussed in this prospectus, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to in this prospectus have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. If any contract, agreement or other document is filed or incorporated by reference as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The Commission allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information we incorporate is an important part of this prospectus and our later filings with the Commission automatically update and supersede earlier filings. We incorporate by reference the documents listed below and any future filings we have made and will make with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until we sell all of the securities:
(a) Annual Report on Form 10-K for the year ended December 31, 2008; and
(b) Description of Common Stock of Nicor Inc. included in its Registration Statement on Form 8-B dated March 19, 1976, including any amendments or reports filed for the purpose of updating such description, Articles 13 and 14 of Nicor’s Articles of Incorporation concerning certain business combinations and shareholders’ meetings included in the Proxy Statement dated March 12, 1987, and Article 5 of Nicor’s Articles of Incorporation concerning the effect of a two-for-one stock split of Nicor’s shares of Common Stock, included as Exhibit 3-06 in Nicor’s Annual Report on Form 10-K for the year ended December 31, 1992.

We are also incorporating by reference additional documents we may file pursuant to the Exchange Act after the date of this prospectus and prior to the termination of the offering, other than any portion of the respective filings furnished, rather than filed, under applicable Commission rules. This additional information is a part of this prospectus from the date of filing for those documents.
You may receive a copy of these filings at no cost. Please direct your written or telephone requests to:
Douglas M. Ruschau
Vice President and Treasurer
Nicor Inc.
1844 Ferry Road
Naperville, Illinois 60563-9600
Telephone number: (630) 305-9500
THE COMPANY
Nicor Inc. is a holding company. Gas distribution is Nicor Inc.’s primary business. Nicor Inc.’s subsidiaries include Nicor Gas, one of the nation’s largest distributors of natural gas, and Tropical Shipping, a leading transporter of containerized freight in the Bahamas and the Caribbean region. Nicor Inc. also owns several energy-related ventures, including Nicor Services, Nicor Solutions and Nicor Advanced Energy, which provide energy-related products and services to retail markets, and Nicor Enerchange, a wholesale natural gas marketing company.
The address of Nicor’s principal executive offices is 1844 Ferry Road, Naperville, Illinois 60563-9600, and the telephone number at that location is (630) 305-9500.
USE OF PROCEEDS
Proceeds from reinvested dividends and optional cash payments used to purchase newly issued shares from the company will be used by the company for advances to or equity investment in its subsidiaries, for other investment opportunities, or for general corporate purposes. If shares are purchased in the open market or in negotiated transactions, we will not receive any proceeds.
DESCRIPTION OF THE PLAN
The Plan consists in its entirety of the questions and answers set forth below:
The Plan
1. What is the purpose of the Plan?
     The purpose of the Plan is to give holders of our Common Stock and preferred stock a convenient method of purchasing additional shares of Common Stock through the reinvestment of dividends. Stockholders may also make optional cash payments of not less than $50 per payment to purchase additional shares of Common Stock. Optional cash payments of over $5,000 per month are accepted only at the company’s discretion. (See Question 10.)
2. Who will administer the Plan for participants?
     Nicor will administer the Plan for participants, perform the other duties relating to the Plan and mail statements of account to the participants. Common Stock purchased under the Plan will be registered in the name of Nicor as agent for the participants in the Plan. Nicor will hold and act as custodian of shares purchased under the Plan, including shares purchased with optional cash payments.

3. What procedure will be followed when shares are purchased for participants?
     Nicor will acquire shares of Common Stock on behalf of participants through newly issued shares, by purchases through an Independent Purchasing Agent on the open market on any securities exchange where Nicor Common Stock is traded, on the over-the-counter market or by negotiated transactions. The Independent Purchasing Agent may make such open market purchases on such terms as to price, delivery and otherwise as the Independent Purchasing Agent may determine in its sole discretion, and neither Nicor nor any participant will have any authority or power to direct the time or price at which Common Stock may be purchased or the selection of the broker or dealer through whom purchases may be made, except that such purchases must be made in accordance with the terms of the Plan. The Independent Purchasing Agent may commingle each participant’s funds with those of other participants for the purpose of executing purchases. For purposes of the Plan, all shares purchased will be deemed to have been acquired on the applicable dividend payment or optional cash purchase date and deemed to be credited to the participant’s account on that date.
Purchase Price
4. What is the purchase price of the shares to participants?
     For shares purchased on the open market, the purchase price of Nicor Common Stock will be the actual weighted average cost, including brokerage commissions, paid by the Independent Purchasing Agent. The timing of share purchases is at the discretion of the Independent Purchasing Agent. Any fraction of a cent per share will be rounded up. The dividend payment purchase dates are the cash dividend payment dates. The price of newly issued shares will be the average of the high and low sale prices of Nicor Common Stock on the New York Stock Exchange as reported for the dividend payment or optional cash purchase date. If the dividend payment or optional cash purchase date is not a trading day, the preceding trading day will be used. In any case, the price per share will not be less than the par value per share of the Common Stock.
Advantages
5. What are the advantages of the Plan?
     Participants in the Plan may reinvest the cash dividends paid on their shares of Common Stock and preferred stock in additional shares of Common Stock, and also may invest additional amounts by making optional cash payments. Optional cash payments may be made in amounts of not less than $50 per payment, with payments of more than $5,000 per month subject to Nicor’s discretion. (See Question 10.) Participants also achieve full investment of funds, because the Plan permits fractions of shares, as well as whole shares, to be credited to participants’ accounts. (See Question 11.) Moreover, participants may deposit, for safekeeping in their Plan account, any physical stock certificates they may hold and thus be protected against the risks of loss, theft or destruction of such certificates. (See Question 18.) Statements of account will be issued after each purchase to provide simplified record keeping.
Participation in the Plan
6. Who is eligible to participate in the Plan?
     All stockholders of record of Nicor’s Common Stock and preferred stock are eligible to participate in the Plan. Nicor stockholders whose shares are registered in names other than their own, such as a broker or nominee, must either arrange with the registered owners to have all or a portion of their dividends reinvested or become holders of record by having those shares registered in their own names in order to participate in the Plan.

7. How does an eligible stockholder participate?
     An eligible stockholder may join the Plan at any time by completing an Authorization Form provided by the company and returning it to Nicor Inc., Stockholder Services, P.O. Box 3014, Naperville, IL 60566-7014. Authorization Forms will be furnished to stockholders at any time upon request to Nicor at the above address or can be accessed at Nicor’s website at www.nicor.com .
8. When may an eligible stockholder join the Plan?
     An eligible stockholder may join the Plan at any time. If a properly completed Authorization Form is received by Nicor on or before the first day of January, April, July or October (one month preceding each normal cash dividend payment date), the subsequent dividend amount will be used by the Independent Purchasing Agent to purchase shares of Common Stock for the account of the participant. If an Authorization Form is received after the first of the months mentioned above, the dividend payable on the next dividend payment date will be in cash and participation in the Plan will begin with the following dividend. For example, an August 1 cash dividend will be used to purchase shares of Common Stock under the Plan only if the Authorization Form is received on or before July 1.
9. What does the Authorization Form provide?
     The Authorization Form provides for the reinvestment of all dividends paid on shares of stock owned. This includes certificated shares (shares held by you) and uncertificated shares (shares held for you in the Plan).
Optional Cash Payments
10. What is the procedure for making optional cash payments?
     Any stockholder of record is eligible to make optional cash payments after joining the Plan. Cash payments must be a minimum of $50 each and may exceed $5,000 per month only at Nicor’s discretion. Cash received by the last working day of each month will be used to purchase additional shares of Common Stock as of the next optional cash purchase date. Optional cash purchase dates are the first day of each month.
     A form for making optional cash payments is attached to each participant’s statement of account. (See Question 15.) In order to have optional cash payments invested, return the completed form to Nicor, with a check payable to “Nicor Inc., Agent”.
     NO INTEREST WILL BE PAID ON OPTIONAL CASH PAYMENTS. Therefore, it is suggested that optional cash payments be sent to Nicor no more than fifteen (15) days before an optional cash purchase date. Reasonable mail delay time should be taken into account so that receipt by Nicor is on a timely basis.
     A request to return optional cash payments will be honored if a written request is received by Nicor prior to the date on which such amounts would otherwise be invested. The same amount of cash need not be sent each time an optional cash payment is made and there is no obligation to make optional cash payments.
Purchases
11. How many shares will be purchased for participants?
     The number of shares, including fractional shares, so purchased will depend on the amount of dividends reinvested, the amount of optional cash payments, if any, and the price per share as determined under Question 4. Both whole and fractional shares will be purchased, with the latter computed to three decimal places. Shares purchased, including fractional shares, will be credited to the participant’s account.

Costs
12. What are the costs to a participant in the Plan?
     Plan participants will bear the cost of brokerage commissions in connection with the purchase of shares. The current brokerage commission is 4 cents per share. Except for brokerage commissions, Nicor will bear the direct costs of administering the Plan. There will be no charges upon withdrawal of the Plan or upon termination if the Plan is terminated by Nicor.
Withdrawal
13. How does a participant withdraw from the Plan?
     In order to withdraw from the Plan, a participant must notify Nicor in writing of the desire to withdraw. A form for withdrawal of all or a portion of the shares being held in the Plan is printed on the back of each participant’s statement of account. Written notice should be addressed to Nicor Inc., Stockholder Services, P.O. Box 3014, Naperville, IL 60566-7014. In the event of a withdrawal, or in the event of termination of the Plan by Nicor, CERTIFICATES FOR WHOLE SHARES CREDITED TO THE PARTICIPANT’S ACCOUNT UNDER THE PLAN WILL BE ISSUED and a cash payment will be made for any fractional shares based on the average of the high and low sales prices of Nicor Common Stock on the New York Stock Exchange Composite Transactions reported for the date the withdrawal notice is received by Nicor, or on the termination date, or on the next previous trading day if the withdrawal or termination date is not a trading day.
14. When may a participant withdraw from the Plan?
     A participant may withdraw from the Plan at any time subject to the following conditions: if a request to withdraw is received by Nicor before the first day of January, April, July, or October (one month preceding each normal cash dividend payment date), a check will be sent to the participant for the subsequent dividend payment plus any optional cash payments received by Nicor which would otherwise have been invested as of that dividend payment date. For example, if Nicor receives a withdrawal notice before July 1, the August 1 dividend, any optional cash payments then held, and all subsequent dividends, will be paid directly to the withdrawing participant.
     If a request to withdraw is received by Nicor after the first day of January, April, July, or October, the subsequent dividend plus any optional cash payments received by Nicor will be used to purchase shares of Common Stock under the Plan. Withdrawal requests received during January, April, July, or October will not be processed until the following month, so that the shares purchased with the subsequent dividend can be included. For example, if Nicor receives a withdrawal notice during July, the August 1 dividend will be invested in additional shares of Common Stock and the withdrawal will be processed in August. In this example, the November 1 dividend and all subsequent dividends will be paid directly to the withdrawing participant.
     After withdrawing from the Plan, a stockholder, if it is a stockholder of record, may re-enroll by sending a new Authorization Form to Nicor. (See Questions 7 and 8.)
Account Statements
15. How will the participant be advised of purchases of stock?
     Each participant in the Plan will receive a statement of account as soon as practicable after each purchase date. These statements are a participant’s continuing record of the cost of shares purchased and should be retained for income tax purposes. Each participant will receive copies of all communications sent to other stockholders including Nicor’s Annual and Mid-Year Reports to Stockholders, Notices of Annual and Special Meetings of Stockholders, Proxy Statements and income tax information for reporting dividends paid.

Dividends
16. Will participants be credited with dividends on shares held in their account under the Plan?
     Yes. Nicor pays dividends, as declared, to the stockholders of record of all of its shares of stock. As the holder of record for Plan participants, Nicor, as agent, will receive dividends for all Plan shares held on the record date. It will use those dividends to purchase additional shares of Common Stock.
Stock Certificates
17. Will stock certificates be issued for shares of Common Stock purchased?
     No. The number of shares credited to an account under the Plan will be shown on the participant’s statement of account. This service protects against, loss, theft or destruction of stock certificates.
     Certificates for any number of whole shares credited to an account under the Plan will be issued upon the written request of a participant. A form for withdrawal of all or a portion of the shares being held in the Plan is printed on the back of each participant’s statement of account. Any remaining full shares and fractional shares will continue to be credited to the participant’s account. (See Question 19.)
     Shares credited to an account of a participant in the Plan and held by Nicor may not be pledged or otherwise hypothecated. A participant who wishes to pledge such shares must first request that a certificate for such shares be issued.
     When certificates are issued, they will be registered in the participant’s name as shown on Nicor’s stockholder records. Certificates for fractional shares will not be issued under any circumstances.
18. What is the safekeeping feature of the Plan and how does it work?
     As a participant in the Plan, you may deposit for safekeeping any Common Stock certificates now registered in your name for credit to your account under the Plan. There is no charge for this service, and by making the deposit, you will be relieved of the responsibility for loss, theft or destruction of the certificates.
     It is recommended that certificates be sent to Nicor by registered mail, return receipt requested, and properly insured. Participants should also include the top portion of their statement of account or a letter requesting that the certificates be deposited to their account. THE STOCK CERTIFICATES SHOULD NOT BE ENDORSED.
Other Information
19. What happens when participants sell or transfer all of the shares registered in their names on the books of Nicor other than shares held in the Plan?
     When participants dispose of all shares of Nicor stock registered in their names, the company will continue to invest the dividends on the shares credited to their accounts under the Plan until otherwise notified. However, if less than one whole share is remaining in the participant’s account, a check will be sent to the participant for the value of the fractional share and the account will be closed.
20. What happens if Nicor has a rights offering?
     In the case of a Common Stock rights offering, Plan participants will receive rights based upon whole shares of Common Stock registered in their names as of the record date for any such rights offered, and whole shares credited to their accounts under the Plan as of the record date.

21. What happens if Nicor issues a stock dividend or declares a stock split?
     Any stock dividend or split shares distributed by Nicor on shares held directly by the participant and registered in the participant’s name or shares credited to the account of a participant under the Plan will be added to the participant’s account unless the participant instructs the company otherwise at least 10 days prior to the stock dividend or stock split payment date. Nicor will issue a certificate(s) for any stock dividend or split shares credited to a participant’s account to the participant only upon written request to the company.
22. What are the federal income tax consequences of participation in the Plan?
     The following is a brief summary of certain material federal income tax consequences with respect to participation in the Plan by individuals. It does not address all potentially relevant federal tax matters, including consequences to a person or entity subject to special provisions of federal tax laws. You are urged to consult your own tax advisors with respect to the federal, state, local and foreign tax consequences of participation in the Plan and subsequent disposition of shares acquired pursuant to the Plan. Your account statements are your continuing record of the cost of shares purchased under the Plan and should be retained for income tax purposes.
     In general, participants in the Plan who elect to automatically reinvest cash dividends will be treated, for Federal income tax purposes, as having received, on the dividend payment date, a distribution in an amount equal to the fair market value of the shares (as of the date of distribution) acquired with the participant’s reinvested dividends. Generally, the distribution will be taxable to participants as ordinary dividend income to the extent of Nicor’s current or accumulated earnings and profits, as determined for Federal income tax purposes. The tax basis of shares or any fraction of a share purchased with reinvested dividends will equal the fair market value of such shares or fractional share, as reported to the participants on their account statements.
     Alternatively, when the Independent Purchasing Agent purchases stock for a participant’s account on the open market with reinvested dividends, the participant must include in gross income as a dividend an amount equal to the full amount of the cash dividend used to purchase those shares. The participant’s basis in the plan shares held for his or her account will be the actual weighted average cost of the shares to the Independent Purchasing Agent including an allocable share of any brokerage commissions paid by the Independent Purchasing Agent.
     The participant’s basis in the shares acquired with optional cash payments will be the actual weighted average cost of the shares to the Independent Purchasing Agent including an allocable share of any brokerage commissions paid by the Independent Purchasing Agent.
     A participant will not realize any taxable income when certificates for shares credited to the participant’s account under the Plan are issued to the participant, whether upon request or upon withdrawal from or termination of the Plan, unless a fraction of a share is sold in connection with the withdrawal or termination.
     A participant may realize gain or loss when shares (or a fraction of a share) are sold. The amount of any such gain or loss will be the difference between the amount which the participant receives for his or her shares (or fraction of a share) and their tax basis. The gain or loss will be capital in character if the shares (or fraction of a share) are a capital asset in the hands of the participant.
     Federal law requires backup withholding (based upon the current applicable rate) from the amount of dividends and the proceeds of any sale of fractional shares if: (i) a participant fails to certify that he or she is not subject to backup withholding and that the taxpayer identification number on his or her account is correct (on IRS Form W-9 if the participant is a U.S. person); or (ii) the IRS issues a notification that the participant is subject to backup withholding. Participants who are not U.S. persons must provide an IRS Form W-8BEN to avoid backup withholding; and additional U.S. income tax withholding that is not fully discussed herein may apply. Any amounts withheld will be deducted from the dividends and/or from the proceeds of any sale of fractional shares, and the remaining amount will be reinvested or paid to the participant as instructed.
     A participant’s holding period for shares acquired pursuant to the plan will begin on the day following the day on which the shares are credited to the participant’s account.
23. How will participants’ shares held under the Plan be voted at meetings of stockholders?
     For each meeting of stockholders, participants will receive proxies that will enable them to vote shares registered in their names and also shares credited to their accounts under the Plan.
24. Who interprets and regulates the Plan?
     Nicor reserves the right to interpret and regulate the Plan, as it deems desirable or necessary, in connection with its operation.
25. May the Plan be modified or discontinued?
     Nicor reserves the right to suspend, modify or terminate the Plan at any time. All stockholders, both participants and non-participants in the Plan, will be notified of any suspension, termination or significant modification to the Plan. If the Plan is terminated, shares held in the participant’s account will be distributed as described in Question 13.
26. What is the responsibility of Nicor under the Plan?
     In administering the Plan, Nicor will not be liable for any good faith act or for any good faith omission to act, including, without limitation, any claim of liability arising out of failure to terminate a participant’s account upon such participant’s death prior to receipt of notice in writing of such death. Participants should recognize that Nicor cannot assure them of a profit or protect them against loss on the shares purchased by them under the Plan.
PLAN OF DISTRIBUTION
Shares of Common Stock offered under the Plan will be newly issued by Nicor, purchased in the open market or purchased in negotiated transactions at our option. We will pay all costs of administration of the Plan other than brokerage commissions/fees. Plan participants will be required to pay certain brokerage commissions/fees (see Question 12 of the Plan) and any applicable taxes (see Question 22 of the Plan).
LEGAL OPINIONS
The validity of the securities covered by this prospectus have been passed upon for us by Latham & Watkins LLP, 233 South Wacker Drive, 5800 Sears Tower, Chicago, IL 60606.
EXPERTS
The consolidated financial statements, the related financial statement schedule, incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, and the effectiveness of Nicor Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated by reference herein (which report (1) expresses an unqualified opinion on the consolidated financial statements and financial statement schedule and includes an explanatory paragraph related to a change in 2007, in the method of recognizing and measuring income tax positions, and a change, in 2008, in the method of offsetting amounts related to certain contracts and (2) expresses an unqualified opinion on the effectiveness of internal control over financial reporting). Such financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS
The term “Company” refers to Nicor Inc.
Item 14. Other Expenses of Issuance and Distribution.
Estimated expenses of the Company in connection with the issuance and distribution of the additional common stock:

Registration fee—Securities and Exchange Commission	874
Printing fees	3,000
Legal fees	5,000
Accountants’ fees and expenses	2,000
Miscellaneous.	2,000

Total	$12,874
Item 15. Indemnification of Directors and Officers.
The Company is incorporated in Illinois. Section 8.75 of the Illinois Business Corporation Act of 1983 permits, and in some circumstances requires, indemnification of officers, directors and employees of the Company.
The Articles of Incorporation of the Company provide indemnification for all officers, directors or employees of the Company. Coverage is also extended to persons who, at the request of the Company, serve, in any capacity, other corporations, associations or entities. Indemnification is provided, except in relation to matters as to which it is finally adjudged or determined that the person breached a duty to the Company, or the person failed to act in good faith for a purpose which the person reasonably believed to be in the best interest of the Company, or, in the case of criminal litigation, the person had reasonable cause to believe that such conduct was unlawful. If the required indemnification standard is met, indemnification may cover the liabilities and reasonable expenses of the person.
The Company maintains at its expense insurance policies which insure the Company and the officers and directors of the Company against certain liabilities, including certain liabilities which might arise under the Act.
Item 16. Exhibits.
The exhibits listed in the accompanying Exhibit Index are filed or incorporated by reference as part of this registration statement.
Item 17. Undertakings.
A. The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the ``Calculation of Registration Fee’’ table in the effective registration statement.
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that: paragraphs (a)(1)(i), (a)(1)(ii) and (a) (1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
C. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Act’”) may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding, or claims to the extent covered by contracts of insurance) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Naperville, State of Illinois, on February 25, 2009.
Nicor Inc.
(Registrant)

By:	/s/	RICHARD L. HAWLEY

Richard L. Hawley Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature			Title	Date

	/s/	RUSS M. STROBEL	Chairman, President and	February 25, 2009

		Russ M. Strobel (Principal Executive Officer)	Chief Executive Officer
	/s/	RICHARD L. HAWLEY	Executive Vice President and	February 25, 2009

		Richard L. Hawley (Principal Financial Officer)	Chief Financial Officer
	/s/	KAREN K. PEPPING	Vice President and Controller	February 25, 2009

Karen K. Pepping (Principal Accounting Officer)
		ROBERT M. BEAVERS, JR.*	Director
		BRUCE P. BICKNER*	Director
		JOHN H. BIRDSALL, III*	Director
		NORMAN R BOBINS*	Director
		BRENDA J. GAINES*	Director
		RAYMOND A. JEAN*	Director
		DENNIS J. KELLER*	Director
		R. EDEN MARTIN*	Director
		GEORGIA R. NELSON*	Director
		ARMANDO J. OLIVERA*	Director
		JOHN RAU*	Director
		JOHN C. STALEY*	Director
*By:	/s/	RICHARD L. HAWLEY		February 25, 2009

Richard L. Hawley (Attorney-in-fact)

EXHIBIT INDEX
Exhibits Filed Herewith:

Exhibit Number	Description of Document

5.01	Opinion of Latham & Watkins LLP.

23.01	Consent of Independent Registered Public Accounting Firm.

23.02	Consent of Latham & Watkins LLP (contained in Exhibit 5.01).

24.01	Powers of Attorney.
The exhibits listed below have been heretofore filed with the Securities and Exchange Commission as exhibits to registration statements or to other filings with the Commission and are incorporated herein as exhibits by reference. The file number and exhibit number of each such exhibit are stated, in parentheses, in the description of such exhibit.

Exhibit Number	Description of Document

4.01
Amended and Restated Articles of Incorporation of Nicor Inc., as further amended by the amendment filed with the Illinois Secretary of State on June 2, 2008. (File No. 1-7297, Form 10-Q for June 30, 2008, Nicor Inc., Exhibit 3.1.)

4.02	Nicor Inc. Amended and Restated By-laws effective as of July 24, 2008. (File No. 1-7297, Form 8-K for July 28, 2008, Nicor Inc., Exhibit 3.1.)

4.03	Nicor Inc. Amendment to Amended and Restated By-laws. (File No. 1-7297, Form 8-K for November 20, 2008, Nicor Inc., Exhibit 3.1.)